Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)

Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(a)	22,892,773	— (3)	$216,794,560.31 (4)		$23,653(5)

	Total Offering Amounts					$216,794,560.31 (4)		$23,653(5)

	Total Fees Previously Paid							$23,653(5)

	Total Fee Offsets							$23,653(5)

	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Diamond Offshore Drilling, Inc.	S-3(5)	333-223557	March 9, 2018		$ (5)	Unallocated (Universal) Shelf	(5)	(5)	$ (5)

Fee Offset Sources	Diamond Offshore Drilling, Inc.	S-3(5)	333-223557		February 11, 2020						$ (5)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereby include such indeterminate number of additional securities as may be issued in connection with anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(2)

This registration statement registers 20,229,065 shares of common stock for resale by the selling stockholders. This registration statement was initially filed with the Securities and Exchange Commission (“SEC”) on June 22, 2021 as a Registration Statement on Form S-1 registering 22,892,773 shares of common stock (the “Initial Registration Statement”), at which time a filing fee based on a bona fide estimate of the maximum offering price, computed in accordance with Rule 457 under the Securities Act, was paid as described in note 4 below. This registration statement was converted into a

Registration Statement on Form S-3 pursuant to Pre-Effective Amendment No. 2 to this registration statement filed with the SEC on June 2, 2022, which amendment decreased the number of shares of common stock registered by this registration statement. Pursuant to Rule 457(a), no additional filing fee is required.
(3)

The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholders of the shares of common stock registered hereunder.

(4)

Estimated in connection with the filing of the Initial Registration Statement solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Given that there was no proposed maximum offering price per share of common stock, the registrant calculated the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2) under the Securities Act, based on the book value of the shares of common stock the registrant registered, which was calculated from its pro forma unaudited condensed consolidated balance sheet as of March 31, 2021 (as a result of such shares being issued subsequent to, and therefore not outstanding as of, March 31, 2021). Because the registrant’s common stock was not traded on an exchange or over-the-counter at the time of the filing of the Initial Registration Statement, the registrant did not use the market prices of its common stock in accordance with Rule 457(c) under the Securities Act.

(5)

The registrant previously paid $23,653 with the filing of the Initial Registration Statement as follows: Diamond Offshore Drilling, Inc. previously paid a registration fee in the amount of $97,350 with its filing on February 11, 2020 of Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-223557) (initially filed on March 9, 2018) to register an indeterminate number or amount of debt securities, preferred stock, common stock, warrants, subscription rights, stock purchase contracts and stock purchase units having an aggregate offering price not to exceed $750,000,000. Such offering has been terminated and all of such securities remain unsold. Pursuant to Rule 457(p) under the Securities Act, such registration fee was carried forward and offset the registration fee for the securities offered by this registration statement in full, in the amount of $23,653, with the remaining balance in the amount of $73,697 to be applied to future filings.